                                                                   EXHIBIT 10.12


                            LEASE AMENDMENT AGREEMENT

         Execution of this Lease Amendment Agreement by Tenant and Landlord will amend that certain Lease dated August 30, 1994, and heretofore amended November 1, 1995, and September 25, 1997, on the Premises at 8205 S. Cass Avenue, Darien, Illinois, wherein LaSalle National Bank, not personally, but as Successor Trustee under Trust No. 113096 is the Landlord and QuoteSmith Corporation is the Tenant. All of the terms remain the same except as follows:



1. Commencing January 1, 1999, the Premises shall be deemed amended to further include certain additional Premises ("Additional Premises") of 7,960 RSF which are set forth on Appendix "A-1" attached hereto.

2. The Base Rent shall increased to included Additional Base Rent for the Additional Premises as follows:



PERIOD                                                     MONTHLY AMOUNT
------                                                     --------------
January 1, 1999 through                                      $8,291.67
December 31, 1999

January 1, 2000 through                                      $8,540.42
December 31, 2000

January 1, 2001 through                                      $8,796.63
December 31, 2001

January 1 , 2002 through                                     $9,060.53
December 31, 2002

January 1, 2003 through                                      $9,332.34
December 31, 2003


3.       The term of the Lease is hereby extended to December 31, 2003.

4. Additional rent with respect to Taxes and Operating Costs shall be deemed amended as follows:

         (a) With respect to the Additional Premises, Tenant's Proportionate Share shall be increased by an additional 13.54%. With respect to the computations set forth in Paragraphs 6A and 6B of the Lease, the applicable amount with respect to Taxes shall be $104,749.92 and with respect to Operating Costs shall be $121,569.26 with respect to the additional Premises only.

5. Notwithstanding anything to the contrary herein contained, it is understood that the Additional Premises are being let on an "as is" basis with no promise to alter, remodel, decorate, clean, or improve the Additional Premises or the Building, and no representation or warranty whatsoever, expressed or implied, regarding the condition of the Additional Premises or the Building is being made. It is further understood that to the extent that any repairs, replacements or corrections are required to be made to the Additional Premises and/or the Building of any kind whatsoever, to cause same to comply with any applicable law, rule or regulation, whether federal, state or local, that the cost thereof shall be fully the responsibility of Tenant,

         Subject to Landlord's approval, Tenant may install tenant improvements subject to compliance with the Landlord's Facility Alteration Policy attached herein as Appendix "B" and made a part of this Lease.

6. The Base Rent Schedule for the original Premises for the extended term shall be as follows:

         PERIOD                                                 MONTHLY AMOUNT
         ------                                                 --------------
         March 1, 2001 through                                  $7,765.26
         February 28, 2002
         March 1, 2002 through                                  $7,998.22
         February 28, 2003
         March 1, 2003 through                                  $8,238.17
         December 31, 2003


7. The parties further represent to each other that no brokers, other than The Alter Group, Ltd., were involved in conjunction with the negotiation of this Agreement.

8. Except as specifically modified by the terms hereof, the aforesaid Lease and subsequent amendments shall remain in full force and effect.

         DATED this 15th Day of July 1998.

         IN WITNESS HEREOF, Landlord and Tenant have executed this Lease Amendment by day and year first above written

TENANT:                                     LANDLORD:

QuoteSmith Corporation                      LaSalle National Bank, not
                                            personally, but as Successor Trustee
                                            under Trust No. 113096

BY:  /s/ Robert S. Bland                    BY: /s/ ILLEGIBLE
     -------------------                        --------------------
ITS: President and CEO                      ITS:
     ------------------                         --------------------

                                 EXHIBIT A - 1





          [Floor Plan of Quotesmith Corporation (Premises), Quotesmith
              Corporation (Additional Premises), The Spargo Group]

                                  APPENDIX "B"

                          FACILITY ALTERATION PROCEDURE

To follow is the approved procedure which is acceptable in the event that you, as Tenant, should desire to alter the Premises which you occupy. All of the below steps must be completed before any alterations are performed

1. A letter requesting approval and describing the proposed alteration to the Premises must be sent to Landlord. This letter must be signed by the original signatory of the lease document or another authorized representative of Landlord and it must be received by Landlord prior to the commencement of any work.

2. Copies of all sketches or drawings of the proposed alteration (s) must be submitted to Alter Asset Management, Inc. ("AAM") for approval by the Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's alteration shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with laws, and/or rules and regulations of governmental agencies or authorities.

3. It is the sole responsibility of the Tenant to contact local authorities, secure any necessary permits and to comply with any and all applicable codes and ordinances. Evidence of this shall be by copy of any building permit(s) or a letter from local authorities indicating that same is waived or not necessary

4. Insurance: All contractors and all subcontractor of any tier shall deliver to AAM prior to commencement of any work, a Certificate of Insurance and the certificate must name the following as Additional
         Insureds:

              LaSalle National Bank, not personally, but as Successor Trustee Under Trust Agreement Number 113096, dated 3/11/88, its agents and beneficiaries thereunder, and Alter Asset Management, Inc., as managing agent, all as their interests may appear, are additional insureds

5. The Tenant hereby holds the Landlord, it's agents, beneficiaries, and AAM, each of them individually and severally harmless from any and all liability resulting from work being performed.

6. No reasonable request for a facility alteration will be denied providing the structure itself is not altered or endangered, the buildings systems are not affected, the roof not penetrated, and the procedure as outlined herein is fully and completely followed carefully. However, the decision to approve or deny any alteration lies solely at the discretion of Landlord. If a roof penetration is required by Tenant, Tenant must use the Landlord's roof contractor to complete the work at Tenant's sole cost

7. Upon receipt of complete sets of those items numbered one (1) through five (5) above, Tenant will be provided with a written response from AAM as to whether Tenant may proceed with the alteration requested.

8. Proceeding with any alteration to your Premises without complete compliance with all of the foregoing is in direct violation of your Lease, and could result in litigation.

9. AAM must be notified in writing upon completion of any approved alteration.

10. A copy of a Contractor's Sworn Statement must be submitted to AAM prior to the start of any work. Upon completion of the work, final waivers of lien from each subcontractor in accordance with the Contractor's Sworn Statement, including any change orders executed during the course of the work, must be submitted to AAM. Landlord reserves the right to require Tenant to post a deposit in an amount determined by Landlord prior to the start of any work hereunder.

11. It shall be at the sole option of the Landlord to require that any alteration become a part of the Premises, or be restored to its original condition at such time that Tenant has surrendered Premises. If required, said restoration shall be at the sole expense of the Tenant.

12. Landlord reserves the right to charge Tenant a fee for services to review plans and specifications, to review work as it progresses, to evaluate that work in place is consistent with plans, and to prepare a final inspection and punchlist. The amount of the fee shall be the greater of two percent (2%) of the cost of the work or at least $104.00 per hour, or such other reasonable rate as may be established from time to time by Landlord. Such fee shall be established prior to commencement of the work.

13. It is Tenant's responsibility to furnish to Landlord a Certificate of Occupancy and/or evidence of passing a final inspection by the building department of the municipality where the Premises are located.

14. To the extent that the Lease provides for reimbursement to Tenant for any portion of the cost of any work or improvements made by Tenant, Landlord shall make such payments to Tenant in accordance with the terms of the Lease upon Tenant's full compliance with the provisions of this Facility Alteration Procedure.

TENANT:                                 LANDLORD:


QUOTESMITH CORPORATION                  LASALLE NATIONAL BANK,
                                        not personally, but as Successor
                                        Trustee Under Trust No. 113096


By:     /s/ Robert S. Bland             By:      /s/ Nancy A Carlen
        --------------------------               ------------------



Its:    President and CEO               Its:
        --------------------------               ------------------



Date:             8-31-98                              9/22/98
        --------------------------               ------------------



Revised:  6/24/98